Exhibit 99.2

XENITH BANK ASSUMES ALL DEPOSITS AND ACQUIRES ASSETS

OF VIRGINIA BUSINESS BANK, RICHMOND, VIRGINIA,

UNDER PURCHASE AND ASSUMPTION AGREEMENT WITH FDIC

Transaction Strengthens Xenith’s Franchise, Grows Assets and Deposits

and is Accretive to Equity and Operating Income

RICHMOND, VA, July 29, 2011 – Xenith Bankshares, Inc. (NASDAQ:XBKS), parent company to Xenith Bank, today announced that Xenith Bank has assumed all deposits and acquired substantially all of the assets of Virginia Business Bank, Richmond, Virginia, which was closed today by the Virginia State Corporation Commission, under a purchase and assumption agreement between Xenith Bank and the Federal Deposit Insurance Corporation (FDIC). The FDIC is acting as court-appointed receiver of Virginia Business Bank. The transaction was completed without any shared-loss agreement.

Under the terms of the transaction, Xenith Bank acquires approximately $86 million in assets, including approximately $69 million in loans; and assumes $82 million in liabilities, including deposits of approximately $73 million.

“We believe that the strong capital position we have built over the past couple of years has positioned Xenith Bank to participate in growth opportunities such as this,” said T. Gaylon Layfield, III, President and Chief Executive Officer. “This is Xenith’s second acquisition since our successful capital raise in April, and while our primary focus remains organic growth, we remain interested in additional opportunities that strengthen our franchise and offer the potential for additional shareholder value creation.”

“We are pleased to welcome customers of Virginia Business Bank to the Xenith Bank family. We believe that they will benefit from being affiliated with a well-capitalized financial institution that is strategically focused on the Virginia business communities, as well as select retail markets. Our approach to customer service involves local management and decision making, state-of-the-art technology and providing a team of experienced professionals dedicated to helping all of our customers prosper,” Mr. Layfield said.

The sole branch of Virginia Business Bank will reopen on Monday, August 1 as a branch of Xenith Bank. Depositors of Virginia Business Bank will automatically become depositors of Xenith Bank. Deposits will continue to be insured by the FDIC, so there is no need for customers to change their banking relationship in order to retain their deposit insurance coverage up to applicable limits. This evening and over the weekend, depositors of Virginia Business Bank can access their money by writing checks or using ATM or debit cards. Checks drawn on the bank will continue to be processed. Loan customers should continue to make their payments as usual.

Customers of Virginia Business Bank should continue to use their existing branch until they receive notice from Xenith Bank that it has completed systems changes to allow other Xenith Bank branches to process their accounts as well.

Xenith Bankshares, Inc. is the holding company for Xenith Bank. Xenith is a full-service, locally-managed commercial bank, specifically targeting the banking needs of middle market and small businesses, local real estate developers and investors, private banking clients, and select retail banking clients. As of March 31, 2011, the company had total assets of $264 million and total deposits of $192 million. Xenith’s target markets are the Washington, DC-MD-VA-WV, Richmond-Petersburg, VA, and the Norfolk-Virginia Beach-Newport News, VA-NC metropolitan statistical areas. The company is headquartered in Richmond, Virginia and currently has five branch locations in Tysons Corner, Richmond and Suffolk, Virginia. Xenith Bankshares common stock trades on The NASDAQ Capital Market under the symbol “XBKS.”

For more information about Xenith Bankshares and Xenith Bank, visit our website: https://www.xenithbank.com/.

All statements other than statements of historical facts contained in this press release are forward-looking statements. Forward-looking statements made in this press release reflect beliefs, assumptions and expectations of future events or results, taking into account the information currently available to Xenith Bankshares, Inc. These beliefs, assumptions and expectations may change as a result of many possible events, circumstances or factors, not all of which are currently known to Xenith Bankshares. If a change occurs, Xenith Bankshares’ business, financial condition, liquidity, results of operations and prospects may vary materially from those expressed in, or implied by, the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include the ability to obtain required regulatory approval to close the Virginia Business Bank branch; the ability to integrate Virginia Business Bank’s operations as expected and within the expected timeframe; possible disruptions to customer and employee relationships and business operations as a result of the transaction; and the other risks outlined in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2010, filed by Xenith Bankshares with the Securities and Exchange Commission. Except as required by applicable law or regulations, Xenith Bankshares does not undertake, and specifically disclaims any obligation, to update or revise any forward-looking statement.

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Contact:

Thomas W. Osgood

Executive Vice President and

Chief Financial Officer, Chief Administrative Officer and Treasurer

(804) 433-2209

tosgood@xenithbank.com